UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

Commission file number: 1-03319

Quad M Solutions, Inc.

Idaho	82-0144710
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification Number)

1111 Beltline Road, Suite 108E, Garland, TX	75040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (877) 465-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On July 19, 2023, Quad M Solutions, Inc. (the “Company”) filed a Form 8-K containing a Press Release reporting that the Company, through its newly established, wholly owned subsidiary, QM Racing, Inc. (“QM Racing”), signed a definitive agreement dated July 18, 2023 (“Definitive Agreement”) to acquire 100 percent of REV Technologies, Inc. (“REV Technologies”). On July 25, 2025, the Company filed a Form 8-K/A attaching as Exhibit 10.1 a copy of the Definitive Agreement containing the terms of the Definitive Agreement that provided, among other things, for the payment of $500,000 to REV Technologies as follows: (i) $75,000 within 14 days of execution of the Definitive Agreement; and (ii) $425,000 withing 90 days of execution.

Following the execution of the Definitive Agreement, the Company negotiated with several prospective sources for the purpose of funding the payments due under the Definitive Agreement in order to close the acquisition, communicating with REV Technologies regarding the status of the Company’s funding pursuit. Nevertheless, the Company determined that the terms of the funding available to the Company in order to close the transaction with REV Technologies were neither advantageous or acceptable to the Company and would have been highly dilutive to the Company’s shareholders. As a result, the Company determined not to pursue the available financing. On August 14, 2023, REV Technologies terminated the contract, and the Company and the parties agreed to not move forward with the acquisition.

The Company, through its subsidiaries, will continue to revamp its core business serving as a staffing company, providing a full range of affordable healthcare solutions, technologies and other healthcare related products for small and mid-sized employers and the growing number of participants in the gig-economy. The Company also plans to expand upon its core business by seeking out medical devices and other medical products to bring to market with the Company projecting this line of business to begin during the fourth (4th) quarter of fiscal year (FY) 2023.

Forward-Looking Statements:

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Quad M Solutions, in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, profits, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates, and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2023

QUAD M SOLUTIONS, INC.

By:	/s/ Joseph Frontiere
Joseph Frontiere
Chief Executive Officer